Exhibit (p)(8)

APPENDIX F

Nikko Asset Management Group

Code of Ethics

and Business Conduct

December 2020	F-1

Nikko Asset Management Group Code of Ethics and Business Conduct

Table of Contents

I.	Purpose and Scope		F-4

	A.	Purpose	F-4

	B.	Scope	F-4

II.	Commitment to Compliance		F-4

III.	Commitment to Our Clients		F-4

	A.	Fiduciary Duty	F-4

	B.	Forthright Communication	F-5

	C.	Preserving Client Confidentiality	F-5

	D.	Personal Trading	F-5

IV.	Commitment to Regulators and the Public		F-5

	A.	Timely and Truthful Regulatory Filings and Submissions	F-5

	B.	Cooperating with Regulators	F-5

	C.	Financial Reporting	F-6

V.	Commitment to Each Other		F-6

	A.	Embracing Diversity	F-6

	B.	Work Environment Free of Discrimination and Harassment	F-6

VI.	Commitment to the Company		F-6

	A.	Loyalty	F-6

	B.	Protection and Proper Use of Company Assets	F-6

	C.	Knowing and Complying with Company Policies	F-6

	D.	Duty to Report Suspected Illegal and Inappropriate Acts	F-7

	E.	Duty to Avoid Unauthorized Public Communication	F-7

	F.	Duty to Cooperate with Investigations	F-7

December 2020	F-2

Nikko Asset Management Group Code of Ethics and Business Conduct

VII.	Commitment to Upholding the Integrity of Capital Markets		F-7

	A.	Insider Trading	F-7

	B.	Market Manipulation	F-7

VIII.	Commitment to Ethical Business Practices and Fair Competition		F-8

	A.	Fair Dealing	F-8

	B.	Gifts and Entertainment	F-8

	C.	Prohibition of Relations with Anti-Social Forces	F-8

	D.	Anti-Money Laundering and Anti-Terrorist Financing Compliance	F-8

	E.	Compliance with Anti-Bribery Laws	F-8

IX.	Environmental and Social Responsibilities		F-8

	A.	Commitment to the Environment	F-8

	B.	Contribution to Society	F-8

X.	Administration and Enforcement		F-9

	A.	Reporting Requirement	F-9

	B.	Accountability for Violations	F-9

	C.	Acknowledgement	F-9

	D.	Establishment, Amendment or Abolishment	F-9

	E.	Administration	F-9

	F.	Effective Date	F-9

X.	Appendix		F-10

Attachment - Personal Trading Policy			F-1-1

December 2020	F-3

Nikko Asset Management Group Code of Ethics and Business Conduct

I.	Purpose and Scope

A.	Purpose

Nikko Asset Management is committed to upholding the highest standards of business ethics and conduct. We are proud of this commitment and consider it fundamental to earning and maintaining the trust of our clients, prospective clients, the public, regulators, business partners, participants in the global capital markets and other key constituents. This Code of Ethics and Business Conduct (this “Code”) aims to emphasize that commitment by setting forth basic principles of business ethics and standards of business conduct.

Nikko Asset Management’s employees, as good citizens, must also respect each other as well as eliminate and prevent discriminatory comments or any other forms of harassment based on nationality, race, sex, sexual orientation, gender identity, age, beliefs, religion, social status or physical disability.

Given the variety and complexity of situations that can arise, no single document could ever cover every possible situation. Accordingly, we have not attempted to do that here. Rather, this Code has been prepared to function as a high-level guide, meant to be supplemented where necessary by further policies and procedures, advice of internal compliance professionals and the informed good judgment of those covered by this Code.

B.	Scope

This Code applies to Nikko Asset Management Co., Ltd. (the “Company”) and the Company’s subsidiaries stipulated in the Appendix (hereinafter, the Company and the subsidiaries stipulated in the Appendix are collectively referred to as the “Nikko AM Group”).

This Code applies to all Nikko AM Group directors, statutory auditors and employees. (As used in this Code, the term “employees” shall include temporary and contract employees as well as full-time employees.) Such directors, statutory auditors and employees are referred to herein collectively as “Covered Persons,” and individually as a “Covered Person” or “you.”

II.	Commitment to Compliance

Compliance with applicable laws, rules and regulations (the “law”), as well as conduct that takes into consideration the intent and spirit of the law, are fundamental to our commitment to uphold the highest standards of business ethics and conduct. In conducting the Nikko AM Group’s business, you must comply with applicable law, including not only domestic law of the country in which you are located, but also, when applicable, United States federal securities law and the law of foreign jurisdictions.

III.	Commitment to Our Clients

A.	Fiduciary Duty

As a fiduciary, we owe our clients a duty of loyalty and care. When you act in a fiduciary capacity you must act for the benefit of our clients, placing the interests of our clients before the interests of the Nikko AM Group, a third party or your own. You must also act with reasonable care, diligence and exercise prudent judgment in the performance of your duties

December 2020	F-4

Nikko Asset Management Group Code of Ethics and Business Conduct

B.	Forthright Communication

We are committed to communicating forthrightly with our clients. When communicating with clients, prospective clients and the general public, you must communicate in a manner that is fair, accurate and not misleading.

C.	Preserving Client Confidentiality

Unless disclosure is approved by the client, required by law or competent authority or authorized by an appropriate legal officer of the Nikko AM Group, you must protect confidential client information and do not use such information for any purposes other than those approved as above.

D.	Personal Trading

The Nikko AM Group has adopted the Nikko Asset Management Group Personal Trading Policy. The Policy is guided by the principle that as a fiduciary entrusted with the management of client assets our foremost concern is and must always be to protect the interests of our clients. The Policy aims to effectuate this principle by establishing a framework for managing personal trading by directors, statutory auditors and employees that protects the interests of our clients, while permitting responsible investing by our directors, statutory auditors and employees.

Key components of our personal trading policy include: (i) prohibitions and restrictions on certain types of transactions; (ii) preclearance requirements that allow the appropriateness of the proposed transaction to be assessed prior to permitting a transaction; and (iii) reporting requirements that allow NAM to monitor trading activity and review transaction histories in order to assess compliance with the Policy. This Code incorporates by reference the Policy (with relevant local supplement, if any), which shall be included as an attachment to this Code.

IV.	Commitment to Regulators and the Public

A.	Timely and Truthful Regulatory Filings and Submissions

When we file or submit reports and documents to regulators, we must endeavor to ensure that the information in those reports and documents is fair, complete, accurate and not misleading. When you are providing information to others for inclusion in these reports and documents, you must use best efforts to ensure the veracity of the information provided, avoid any misunderstandings (or promptly correct any misunderstanding that does arise) and communicate fairly, completely, accurately, and in a way that is not misleading so that the filings, submissions and public disclosures themselves end up being fair, complete, accurate and not misleading.

B.	Cooperating with Regulators

We believe that investors and the industry both benefit from a robust regulatory environment in which the regulators appropriately regulate and supervise the industry. We also believe that ad hoc and periodic inspections are an important means for regulators to fulfill their duties. Accordingly, we are committed to cooperating with regulators in the appropriate exercise of their supervisory and regulatory duties and expect our directors, statutory auditors and employees to fully cooperate with regulators in the proper exercise of their duties.

December 2020	F-5

Nikko Asset Management Group Code of Ethics and Business Conduct

C.	Financial Reporting

Whenever the Nikko AM Group discloses its financial results, we must ensure that the information, in all material respects, is fair, accurate and not misleading. Appropriate and timely disclosure of information requires a complete record of each business process. You are responsible for the integrity of information, reports and records under your control. Logs must be maintained so as to record all transactions in an accurate and timely manner, subject to applicable laws, regulations and internal rules. Furthermore, you must not knowingly conceal or falsify information, misrepresent material facts or omit material facts necessary to avoid misleading the Nikko AM Group’s Audit and Supervisory Committee Members, auditors or the investing public.

V.	Commitment to Each Other

A.	Embracing Diversity

The Nikko AM Group is committed to providing a work environment where diversity is embraced and our differences are valued and respected. We believe our diversity is a strength and competitive advantage. We expect you to help us ensure that we preserve and enhance a corporate culture where each individual is treated with respect and dignity and diversity is embraced.

B.	Work Environment Free of Discrimination and Harassment

The Nikko AM Group is committed to ensuring that the work environment is free from discrimination and harassment. Discrimination and harassment will not be tolerated and may result in disciplinary action up to and including dismissal. We expect you and all other directors, statutory auditors and employees to help us in keeping our working environment free from discrimination and harassment.

VI.	Commitment to the Company

A.	Loyalty

In matters related to your employment or position with your company you must act for the benefit of the Nikko AM Group, not yourself. You must not take for yourself or otherwise deny to the Nikko AM Group opportunities that are discovered through the use of Nikko AM Group property or information or as a result of your employment or position with the Nikko AM Group. You must fully disclose to the Nikko AM Group any position, relationship, transaction or other circumstances that create or could reasonably appear to create a material conflict of interest with the Nikko AM Group.

B.	Protection and Proper Use of Company Assets

You must protect your company’s assets, including its proprietary information and other intellectual property. You must not use the Nikko AM Group’s assets for non-group business, except for incidental personal use that is permitted. Further, you must not engage in or allow any unauthorized use or disclosure of the Nikko AM Group’s proprietary information.

C.	Knowing and Complying with Company Policies

The Nikko AM Group has adopted a variety of policies and internal regulations that are aimed at achieving its goals, such as complying with the law, achieving best practice and maintaining an appropriate control environment. You must familiarize yourself with those policies and internal regulations and comply with both their letter and spirit.

December 2020	F-6

Nikko Asset Management Group Code of Ethics and Business Conduct

D.	Duty to Report Suspected Illegal and Inappropriate Acts

We have mechanisms in place to prevent illegal acts, violations of Nikko AM Group policies and regulations and inappropriate acts. We are similarly prepared to take remedial action with prompt and appropriate corrective measures in the event that any such acts or violations occur. You must report any fraudulent, illegal, unethical or suspicious conduct or violations of Nikko AM Group policies or regulations, including violations of this Code, in a timely and accurate manner subject to internal rules. The Nikko AM Group will not tolerate retaliation on the grounds of reporting such incidents.

E.	Duty to Avoid Unauthorized Public Communication

The Nikko AM Group has established policies and procedures to ensure that public communications about the Nikko AM Group and/or its business are subject to appropriate oversight and control and are themselves appropriate. Accordingly, you must follow applicable internal policies and regulations when communicating about the Nikko AM Group and/or its business with the public, in any public forum or when dealing with the media. You should not make any statements on behalf of the Nikko AM Group unless you are authorized to do so and should refer all media inquiries to the persons, group or department specified in internal policies and regulations. Further, you must not contact the media without following applicable internal procedures and unless you are authorized to do so.

F.	Duty to Cooperate with Investigations

From time to time, the Nikko AM Group may find it necessary to engage in fact-finding or investigations regarding alleged or suspected illegal or inappropriate acts. You are required to fully cooperate with any appropriately authorized internal or external fact-finding exercise or investigation, whether by an internal auditor, external auditor, lawyer, employee in charge of a fact-finding exercise or investigation, or supervisory regulators.

VII.	Commitment to Upholding the Integrity of Capital Markets

A.	Insider Trading

We are committed to complying with all applicable insider trading laws. If you come into possession of material, non-public information (as defined in the relevant insider trading laws), you must not act upon that information or cause others to act upon that information. If you believe you have come into possession of material, non-public information or are uncertain as to whether you have come into possession of such, you must promptly disclose all relevant information to the Chief Compliance Officer (or the senior compliance officer at your office, if you are an employee of or your position is with a subsidiary) and follow his/her instructions.

B.	Market Manipulation

We are committed to upholding the integrity of the capital markets, including fair price discovery. Accordingly, you must not engage in any conduct intended to distort prices, artificially inflate trading volumes or mislead market participants.

December 2020	F-7

Nikko Asset Management Group Code of Ethics and Business Conduct

VIII.	Commitment to Ethical Business Practices and Fair Competition

A.	Fair Dealing

We are committed to dealing with business partners, competitors and others honestly and fairly. You must exercise high ethics in your business dealings with others, and must not misappropriate others’ proprietary information or take unfair advantage of others through manipulation, deceit or other unfair business practices.

B.	Gifts and Entertainment

The legitimate purpose of business gifts and entertainment is to create good will and strengthen working relationships. The Nikko AM Group has adopted a separate policy on gifts and entertainment, with which you must comply, to ensure that the giving and receiving of gifts and entertainment by Covered Persons does not, in actuality or appearance, exceed that legitimate purpose.

C.	Prohibition of Relations with Anti-Social Forces

The Nikko AM Group is committed to preventing itself from engaging in transactions or developing relationships with groups or individuals, known in Japan as “Anti-Social Forces,” that pursue economic benefit by making use of violence, force and fraudulent means. You must follow applicable Nikko AM Group policy with regard to the goal of preventing transactions and relationships with anti-social forces.

D.	Anti-Money Laundering and Anti-Terrorist Financing Compliance

The Nikko AM Group is committed to ensuring that it is not misused for the purpose of money laundering or terrorist financing and has adopted appropriate anti-money laundering and anti-terrorist financing policies and procedures, which you must follow.

E.	Compliance with Anti-Bribery Laws

The Nikko AM Group is committed to competing for business fairly and consistent with applicable laws. Bribery or otherwise attempting to corruptly influence any government official for the purpose of obtaining or retaining business or to secure an improper advantage will not be tolerated. You must comply with all applicable anti-bribery and anti- corrupt practices laws.

IX.	Environmental and Social Responsibilities

A.	Commitment to the Environment

We are fully cognizant of our responsibilities to environmental conservation and proactively engage in environmental activities, subject to applicable laws, regulations and internal rules.

B.	Contribution to Society

We are committed to fulfilling our social responsibility as a good corporate citizen and wholeheartedly accept our responsibility to contribute to society. We are committed to proactively creating opportunities and participating in activities that contribute to society.

December 2020	F-8

Nikko Asset Management Group Code of Ethics and Business Conduct

X.	Administration and Enforcement

A.	Reporting Requirement

You must report any violations or suspected violations of this Code to the Nikko AM Group’s Chief Compliance Officer, who will be in charge of the day-to-day administration and interpretation of this Code. The Nikko AM Group will not permit retaliation against anyone for making a report in good faith.

B.	Accountability for Violations

The right to enforce this Code rests exclusively with the Nikko AM Group. (For the avoidance of doubt, this Code is not meant to and does not create any right of continued employment or any enforcement or other rights in any directors, statutory auditors, employees or third parties or constitute a contract of employment.) Any violation of this Code may result in corrective action, up to and including dismissal.

C.	Acknowledgement

The Nikko AM Group will provide you with this Code and any amendments. You will be required to acknowledge your receipt, and affirm that you have read and understood this Code and that you will comply with it. However, failure to acknowledge your receipt and commitment to comply will not relieve you of the obligation to comply with this Code or insulate you from accountability for violations.

D.	Establishment, Amendment or Abolishment

The power to establish, amend or abolish this Code shall rest with the Company’s Board of Directors, on condition that approval is also granted by the boards of directors of all Nikko AM Group companies other than the Company. However, decisions on the attached Nikko Asset Management Group Personal Trading Policy shall be made pursuant to the resolution method stipulated in said policy. The authority to approve minor wording amendments, or changes to department or position names resulting from organizational changes, shall rest with the Head of the Business & Regulatory Compliance Department.

E.	Administration

The Business & Regulatory Compliance Department shall be responsible for the administration of this Code.

F.	Effective Date

Established: June 21, 2011

Revised: March 20, 2019

(Effective: June 20, 2019)

Revised: June 21, 2019

(Effective: June 21, 2019)

December 2020	F-9

Nikko Asset Management Group Code of Ethics and Business Conduct

Appendix

Company Subsidiaries Covered by this Code

■	Nikko Asset Management Europe Ltd

■	Nikko Asset Management Americas, Inc.

■	Nikko Asset Management Asia Limited

■	Nikko Asset Management Hong Kong Limited

■	Nikko AM Limited

■	Nikko Asset Management New Zealand Limited

■	Nikko Asset Management Luxembourg S.A.

■	Nippon Institutional Securities Co., Ltd.

December 2020	F-10

Attachment:	Personal Trading Policy

APPENDIX F-1

Nikko Asset Management Group

Personal Trading Policy

Article 1 Objective

The Nikko Asset Management Group Personal Trading Policy (the “Policy”) is intended as a global policy that supports medium- and long-term asset accumulation by officers and employees of the Nikko Asset Management Group (defined in Article 2) through securities investments while also maintaining the trust of customers by stipulating basic matters regarding personal trading by officers and employees, thereby ensuring that officers and employees trade in a manner that is suitable for members of a financial institution.

Article 2 Scope

The Policy applies to Nikko Asset Management Co., Ltd. (“Nikko AM”) and the Nikko AM subsidiaries stipulated in Appendix 1 (hereinafter, Nikko AM and the subsidiaries stipulated in Appendix 1 are collectively referred to as the “Nikko AM Group” and individually referred to as “Nikko AM Group Company” or “Nikko AM Group Companies”).

Article 3 Covered Persons

The Policy applies to the “Covered Persons” and “Related Persons” defined below. Covered Persons are responsible for complying with the Policy with respect to themselves as well as their Related Persons. The classifications in Article 4 of the Policy also apply to the Related Persons of Covered Persons.

1.	Covered Persons

(1)	Full-time directors and full-time statutory auditors

(2)	Employees

(3)	Any contract employees, temporary employees and personnel provided by employment agencies to whom any of the following are applicable:

(a)	Persons who work (or are expected to work) at the Nikko AM Group for three months or more

(b)	Persons who are Information Access Persons As defined in Article 4

(c)	Persons who are designated by the Head of a Compliance Department of any Nikko AM Group company

2.	Related Persons

Any person whose financial needs are materially supported by the covered person, or any person living in the same household as a covered person (excluding lineal ascendants over whose investment decisions Covered Persons have no influence).

December 2020	F-1-1

Article 4 Categories of Covered Persons

The Policy categorizes Covered Persons as following in accordance with the departments to which they belong.

(1)	Information Access Persons

In the Policy, “Information Access Persons” are Covered Persons who belong to departments in Investment Fund Management and Covered Persons who belong to departments able to get advance access to investment information on assets regarding which the Nikko AM Group Company to which they belong has investment management authority

(2)	General Officers and Employees

In the Policy, “General Officers and Employees” are all Covered Persons other than the “Information Access Persons” stipulated above.

2. Information Access Persons are designated at the discretion of the Head of a Compliance Department of any Nikko AM Group Company.

Article 5 Covered Securities

The Policy applies to transactions in securities and derivatives entered into by Covered Persons or their Related Persons (“Covered Securities”).

Article 6 Scope

“Personal trading” in the Policy is any of the following transactions entered into by Covered Persons and their Related Persons on their own accounts.

(1)	Buying and selling of Covered Securities

(2)	Acquisition of Covered Securities via public offerings or secondary offerings

(3)	Acquisitions of Covered Securities based on cumulative investment agreements

(4)	Transactions stipulated in the Local Policies for personal trading of Nikko AM Group Companies (“the Local Policies”)

Article 7 Prohibited Conduct

Covered Persons and Related Persons must not engage in the conduct stipulated below when engaging in personal trading.

(1)	Conduct defined as insider trading in the Nikko Asset Management Group Insider Information Management and Insider Trading Prevention Policy separately stipulated by Nikko AM, as well as policies for the prevention of insider trading separately stipulated by Nikko AM Group Companies

(2)	Trading using one’s work position or trading based on material information obtained in the course of one’s work

(3)	Trading solely intended to secure speculative returns, such as frequent day trading

(4)	Trading that prioritizes personal interests over the interests of clients or trading that causes conflicts of interests with clients

(5)	Any other inappropriate transactions

2. When engaging in personal trading, Covered Persons and Related Persons must not only comply with the Policy but also with the regulations stipulated by the Nikko AM Group Company to which they belong as well as the laws, regulations and rules of the country or region in which it is located.

December 2020	F-1-2

Article 8 Prohibited Transactions

Covered Persons and Related Persons must not engage in any of the below transactions.

(1)	Engaging in short sales, derivative transactions or covered warrants

(2)	Investing in or through investment clubs or similar groups, or participating in the same

(3)	Trading in Covered Securities on the Restricted List managed by the compliance department of any, Nikko AM Group Company

(4)	Transactions stipulated in the Local Policies for personal trading of Nikko AM Group Companies

Article 9 Restriction on Trading in Securities issued by Sumitomo Mitsui Trust Holdings and its Group Companies

All or certain Covered Persons may be designated as being subject to Blackout Periods (periods during which trading is prohibited that may be established from time to time for trading in securities issued by Sumitomo Mitsui Trust Holdings, Inc. or its group companies, including any Nikko AM Group company (hereinafter referred to collectively as the “SuMiTH Group” and individually as an “SuMiTH Group company”). Covered Persons will be specifically notified if this restriction on transacting in securities issued by any SuMiTH Group company is applicable to them, and will receive e-mail announcements both prior to and after each Blackout Period. During a Blackout Period, designated Covered Persons are not permitted to trade in securities issued by any SuMiTH Group company, with the following exceptions:

(1)	Trading in Third Party Managed Covered Accounts stipulated in Article 20, Paragraph 1 (4);

(2)	Exercises of employee stock options to acquire stock issued by any SuMiTH Group company (including cash exercises, swaps and reloads) — except exercises that involve the sale of shares of common stock issued by any SuMiTH Group company or use of such shares to pay the exercise price (such as same-day- sale and sell-to-cover-expenses) will not be permitted nor will the sale of shares of common stock issued by any SuMiTH Group company received upon exercise; and

(3)	Subject to obtaining pre-clearance, personal or charitable gifts of securities.

Article 10 Pre-clearance

When Covered Persons themselves or their Related Persons engage in personal trading, with the exception of transactions for which pre-clearance is not required according to the stipulations in the following Article, said Covered Persons must apply in advance to the person in charge of screening personal trading at the compliance department of the relevant Nikko AM Group Company with Nikko Asset Management Group Personal Trading Pre-clearance Request Form (Appendix 2), and secure approval for the transaction in advance.

However, pre-clearance is not needed for the below transactions.

(1)	Transactions that are non-volitional on the part of either the Covered Person or Related Person and result merely from being a shareholder

(2)	Receipt of a Covered Security as part of a Covered Person’s or Related Person’s compensation (although any subsequent sales must be pre-cleared by the compliance department of the relevant Nikko AM Group Company)

(3)	Any securities transaction effected pursuant to an automatic investment plan (i.e., a program in which regular periodic purchases or withdrawals are made automatically in accordance with a predetermined schedule and allocation, including dividend reinvestment plans). Provided, however, that the following are subject to the pre- clearance requirements and must be pre- cleared by the compliance department of the relevant Nikko AM Group Company:

a.	The initial purchase or sale pursuant to an automatic investment plan

b.	Changes to the automatic investment plan (e.g., increases or decreases in the investment amount or cancellation of the plan or a scheduled transaction)

c.	Additional purchases and sales that are not automatic

(4)	Transactions effected in a Third Party Managed Covered Account stipulated in Article 20, Paragraph 1 (4).

December 2020	F-1-3

Article 11 Transactions for which pre-clearance is not required

General Officers and Employees and their Related Persons are not required to submit applications for pre- clearance for transactions in the following securities.

(1)	Government bonds

(2)	Municipal bonds

(3)	Special bonds (government organization bonds and financial bonds)

(4)	Supranational bonds

(5)	Investment funds

However, the securities in (a) - (d) below are excluded from the above, and applications must be submitted for them.

(a)	Real Estate Investment Trusts

(b)	Closed-end investment funds

(c)	Investment companies established pursuant to the US Investment Company Act of 1940 (“US ‘40 Act Mutual Funds”) with which the Nikko AM Group is involved as an investment advisory firm, for which the investment advisor or underwriter is controlled by the Nikko AM Group, or which is controlled or jointly controlled by the Nikko AM Group

(d)	Investment funds stipulated in the Local Policies of Nikko AM Group Companies

2. Information Access Persons and their Related Persons are not required to submit applications for pre-clearance for transactions in the following securities.

(1)	Government bonds (limited to the government bonds of the country in which the Nikko AM Group Company to which they belong is located)

(2)	Investment funds

However, the securities in (a) - (d) below are excluded from the above, and applications must be submitted for them.

(a)	Real Estate Investment Trusts

(b)	Closed-end investment funds

(c)	Investment companies established pursuant to the US Investment Company Act of 1940 (“US ‘40 Act Mutual Funds”) with which the Nikko AM Group is involved as an investment advisory firm, for which the investment advisor or underwriter is controlled by the Nikko AM Group, or which is controlled or jointly controlled by the Nikko AM Group

(d)	Investment funds stipulated in the Local Policies of Nikko AM Group Companies

Article 12 Screening

Persons in charge of screening personal trading at the compliance departments of Nikko AM Group Companies approve or reject trades based on screening regarding the below criteria if they receive a pre- clearance application stipulated in the preceding Article. However, this may not apply in cases where the head of the compliance department of the relevant Nikko AM Group Company approves the application on the grounds that the applicant is subject to unavoidable circumstances.

(1)	Whether the trade does not constitute prohibited conduct stipulated in Article 7

(2)	Whether the trade does not constitute prohibited transaction stipulated in Article 8

(3)	Whether the trade meets the requirements regarding the reverse trade prohibition period stipulated in Article 14

(4)	In the case of Information Access Persons, whether the trade is not subject to the personal trading prohibition period stipulated in Article 15

(5)	Whether the trading account has been reported in accordance with the stipulations of Article 17 or Article18

(6)	Items stipulated in the Local Policies for personal trading of Nikko AM Group Companies

2. If a person in charge of personal trading at the compliance department of a Nikko AM Group Company submits a personal trading application, the application is screened by person in charge of personal trading other than the applicant.

December 2020	F-1-4

Article 13 Pre-clearance Effective Period

Pre-clearance expires at the end of the business day following the day on which approval is granted (in the market in which the Covered Security is to be traded).

2. Notwithstanding the stipulation in Paragraph 1, if it is expected that the actual day of the transaction will differ from the subscription day (e.g., if, unavoidably, it takes some days to confirm the execution of the transaction after the subscription is made following the approval being issued), the expected day of confirmation of the transaction (which is within one week from the day of the request) and the reason for such discrepancy shall be described in the Nikko Asset Management Group Personal Trading Pre-clearance Request Form in Appendix 2, and if such request is approved, such approval shall expire at the end of the expected day of confirmation of the transaction (in the market in which the Covered Security is to be traded).

Article 14 Holding Period Restrictions

In order to prevent trading for the pursuit of speculative returns or other such inappropriate trading, Covered Persons and Related Persons must not engage in reverse trades of Covered Securities (excluding transactions for which pre-clearance is not required) during the period stipulated below. However, if a Covered Person or a Related Person acquires the same name multiple times the period is calculated as starting on the date of the final purchase. In the case of purchases made based on a cumulative investment agreement for stocks, etc., the period shall be calculated as starting on the date of the first purchase.

(1)	In case of selling: 60 days starting on execution date of final purchase

(2)	In case of purchasing: 60 days starting on execution date of final sale

Article 15 Personal Trading Prohibition Periods for Information Access Persons

Information Access Persons must not engage in trades in names they have traded or are planning to trade among assets for which the Nikko AM Group Company to which they belong has investment management authority in the period from five business days prior to the business day immediately preceding the date of a personal trading application until five business days following the business day immediately following the final date of the effective date of the pre-clearance for the trade subject to the application (12 business days in total). Persons who have investment management authority at multiple Nikko AM Group Companies (e.g. Global CIO) must not engage in trades in names they have traded or are planning to trade among all assets for which said Nikko AM Group Companies have investment management authority.

2. Information Access Persons who are fund managers or analysts (including their supervisors or those who oversee the department to which they belong) must not engage in personal trading of names to which they or any of their subordinates have made company visits, etc. (including attending meetings, telephone meetings and information gathering via email, etc.) during the month prior to and ending on the date of a personal trading application.

3. Information Access Persons who are analysts (including their supervisors or those who oversee the department to which they belong) must not engage in personal trading of names in fields that they or any of their subordinates have been responsible for during the month prior to and ending on the date of a personal trading application.

4. In the case of personal trading by information access persons who are fund managers, advance approval from the head of the compliance department in the relevant Nikko AM Group Company must be obtained if a fund manager plans to engage in trading of a Covered Security in regard to a pre- clearance application for assets he/she is in charge of managing in the period from the business day immediately following the final date of the pre-clearance effective period until five business days later.

December 2020	F-1-5

Article 16 Quarterly Reporting Requirement

Covered Persons must submit copies of trade confirmation documents issued by financial institutions regarding any personal trading engaged in by them or their Related Persons (excluding transactions for which pre-clearance is not required) to the person in charge of personal trading in the compliance department of the relevant Nikko AM Group Company within 30 days of the end of the relevant quarter.

Article 17 Reporting Requirement upon Start of Employment

Covered Persons must, within 10 business days of the date of commencement of their employment at the Nikko AM Group, submit the following documents to the compliance department of the Nikko AM Group Company at which they are employed.

(1)	Nikko Asset Management Group Personal Trading Policy Receipt Acknowledgement and Compliance Certification (Appendix 3)

(2)	Nikko Asset Management Group Covered Accounts Disclosure Form (Appendix 4) regarding their Covered Accounts and the Covered Accounts of their Related Persons containing information that is current as of the date of commencement of employment. If any Covered Accounts are held, they must also attach balance reports issued by financial institutions.

Article 18 Reporting Requirement upon Account Opening or Closing

When Covered Persons or their Related Persons newly open Covered Accounts or close existing Covered Accounts, they must submit Nikko Asset Management Group Report of Opening or Closing of a Covered Account (Appendix 5) to the compliance department of the relevant Nikko AM Group Company within 10 business days of the account opening or closing date.

Article 19 Annual Reporting Requirement

Covered Persons must submit the following documents to the compliance department of the relevant Nikko AM Group Company by January 31 of each year.

(1)	Nikko Asset Management Group Personal Trading Policy Receipt Acknowledgement and Compliance Certification (Appendix 3).

(2)	Nikko Asset Management Group Covered Accounts Disclosure Form (Appendix 4) regarding their Covered Accounts and the Covered Accounts of their Related Persons containing the latest information that is current as of December 31 of the preceding year. If any Covered Accounts are held, they must also attach copies of transaction balance reports issued by financial institutions regardless of whether or not they engaged in personal trading between January 1 and December 31 of the preceding year. However, submission may be made for another period or at another timing if approval has been obtained from the person in charge of personal trading at the compliance department of the relevant Nikko AM Group Company.

Article 20 Covered Accounts

The below accounts are deemed “Covered Accounts” about which Covered Persons are required to report in accordance with the stipulations in Articles 17 - 19.

(1)	Any trading account in the name of a Covered Person or Related Person in which transactions in Covered Securities are possible

(2)	Any trading account in which transactions in Covered Securities are possible and in which Covered Securities are traded in accordance with the calculations of a Covered Person or Related Person, or in which rights in regard to the Covered Securities traded in the account are exercised in accordance with the intent of a Covered Person or Related Person

(3)	Any trading account in which a Covered Person or Related Person has the power to direct or the ability to influence trading or investment decisions, directly or indirectly, in Covered Securities

December 2020	F-1-6

(4)	Any Third Party Managed Account stipulated below (refers to any contract, regardless of whether it is deemed a fully discretionary account, a trust or otherwise, under which a Covered Person or Related Person delegates investment decisions to a third party and said Covered Person or Related Person is not able to make investment decisions directly or indirectly)

(a)	Fully discretionary or managed accounts, provided (i) the account is managed by a person or entity with appropriate registration, license or permission in Japan, the United Kingdom, the United States, Singapore, Australia, New Zealand or equivalent local law, where applicable, to provide investment advisory services; (ii) no communication between the investment advisor, on the one hand, and Covered Person or Related Persons, on the other, regarding an investment decision is permitted prior to execution; and (iii) the investment advisor shall have certified in writing to the Nikko AM Group (to its satisfaction) that the conditions in (i) and (ii) have been met

(b)	Estate or trust accounts in which a Covered Person or Related Person has a beneficial interest but no power to affect or ability to influence investment decisions

2. Notwithstanding the stipulations in the preceding paragraph, accounts in which only Covered Securities for which pre-clearance is not required may be traded are not subject to the reporting requirement

Article 21 Violations and Prohibited Conduct

Covered Persons must promptly report violations or possible violations of the Policy by them or their Related Persons to the person in charge of personal trading in the compliance department of the relevant Nikko AM Group Company.

Article 22 Variances

If Covered Persons or their Related Persons engage in personal trading and have to take certain actions in regard to matters stipulated in the Policy for unavoidable reasons, Covered Persons may apply to have the relevant trading exempted from the Policy by submitting Nikko Asset Management Group Variance Request Form (Appendix 6) to the head of the compliance department of the relevant Nikko AM Group Company.

2. If a head of the compliance department of a Nikko AM Group Companies receives submission of a Variance Request Form stipulated in Paragraph 1, he or she approves or rejects the request after examining the details of the application and the reasons behind it.

Article 23 Document Storage

The compliance departments of Nikko AM Group Companies must store any pre-clearance application forms submitted to them based on the Policy as well as any related records such as screening details (including any stored electronically) for five years.

Article 24 Development of Local Policies

Where necessary, Nikko AM Group Companies formulate their own Personal Trading Policies (“Local Policies” or “Local Policy”) in accordance with the respective laws, regulations and rules they must comply with as well as this Policy.

2. If any variances occur between provisions stipulated in this Policy and provisions stipulated in any of the Local Policies specified in Paragraph 1, the provision in the relevant Local Policy takes precedence.

December 2020	F-1-7

Article 25 Establishment, Amendment and Abolishment

Establishment, amendment or abolishment of the Policy is decided on by the Compliance Oversight Committee (GEC Committee), conditional on approval by the Boards of Directors of Nikko AM Group Companies (excluding Nikko AM) or bodies delegated to provide such approval by said Boards of Directors. However, amendment or abolishment of the appendices of the Policy are decided on by the Head of the Business & Regulatory Compliance Department.

2. The Local Policies of Nikko AM Group Companies are decided on by the Boards of Directors of said Nikko AM Group Companies (excluding Nikko AM) or bodies delegated to make such decisions by said Boards of Directors.

3. If any Local Policies are to contain content that eases restrictions stipulated in this Policy, the content is decided on as stipulated in Paragraph 2, and advance approval is also obtained from the Compliance Oversight Committee (GEC Committee).

Article 26 Administration

The Business & Regulatory Compliance Department of Nikko AM is responsible for the Policy.

(Established) 26 July, 2018

(Enforced: 1 January, 2019)

(Revised): 22 January, 2019

December 2020	F-1-8

Appendix 1

Nikko AM Subsidiaries to which these Regulations Apply

●	Nikko Asset Management Europe Ltd

●	Nikko Asset Management Americas, Inc.

●	Nikko Asset Management Asia Limited

●	Nikko Asset Management Hong Kong Limited

●	Nikko AM Limited

●	Nikko Asset Management New Zealand Limited

●	Nikko Asset Management Luxembourg S.A.

●	Nippon Institutional Securities Co., Ltd.

December 2020	F-1-9

Appendix 2

Nikko Asset Management Group

Personal Trading Pre-clearance Request Form

Through this Personal Trading Pre-clearance Request Form I request approval to transact in the security listed below (this “Security”). By submitting this, I understand that I am representing that, to the best of my knowledge and belief, the proposed transaction complies with the letter and spirit of the Nikko Asset Management Group Personal Trading Policy (the “Policy”).

Employee Name:	Staff ID:	a
Department Name:	Date of Request:
Employee Signature:

Please describe the intended transaction by filling in the blanks below:

Type of Security
Type of Trade	Sale	Purchase		Other (Please explain):
Name of Company at which Account Held
Account Name				Account Number
Security Name				Security Code
Scheduled Volume (Face Value in the case of Fixed Income)	Shares	Yen	Units	Face Value
Anticipated Value of Transaction	Approximate Value:	Yen		Other (if other, indicate currency):
Others

December 2020	F-1-10

Please confirm the items below by checking the appropriate box. These confirmations are necessary to evaluate whether the transaction complies with the Policy.

Items	Relevant Policy Section
I do not have “insider information” about this Security.	Art.7 Para 1 (1)
The intended transaction is not “Trading using one’s work position or trading based on material information obtained in the course of one’s work”.	Art.7 Para 1 (2)
The intended transaction is not “Trading solely intended to secure speculative returns, such as frequent day trading”	Art.7 Para 1 (3)
The intended transaction is not “Trading that prioritizes the interests of clients or trading that causes conflicts of interests with clients”	Art.7 Para 1 (4)
The intended transaction is not a short sale, derivative transactions or covered warrants put option?	Art.8 (1)
The intended transaction is not “Investing in or through investment clubs or similar groups, or participating in the same”	Art.8 (2)
Within the past sixty days I have not engaged in an opposite direction transaction in this Security for which you request pre-clearance?	Art,14
The trading account has been reported upon start of employment or upon account opening	Art,17, Art,18

Confirmation and question for Information Access Person

Yes No	Question
Are you an Information Access Person?
Are you a Fund Manager?
Are you a Research Analyst? (including where a Fund Manager holds the position of Research Analyst concurrently)

If you answered “yes” to any of the questions in the box immediately above, you must complete the applicable confirmations below. If you concurrently hold two or more positions above, or if you are a supervisor or are responsible for overseeing a department/division that the Investment Professionals are assigned to and you answered “yes” to the appropriate questions, then you will need to answer all the applicable confirmations below. (If you answered “no” to all of the questions in the immediately above, then please do not answer any of the confirmations below as they do not apply to you.)

December 2020	F-1-11

For all Information Access Persons

Items
Regarding this Security, I do not have any advance investment information on assets regarding which the Nikko AM Group Company to which they belong has investment management authority.

For Fund Managers:

Items

This Security has not been traded in a client account over which I have (or someone reporting to me has) any investment management responsibility within five business days of submission of this pre-clearance request?

This Security will not be traded in a client account over which I have (or someone reporting to me has) any investment management responsibility trade during the period of validity of the pre-clearance approval or within the next five business days following the end of the period of validity of the pre-clearance approval?

Regarding This Security, I have not (or someone reporting to me has not) made company visits, etc. (including attending meetings, telephone meetings and information gathering via email, etc.) during the month prior to and ending on the date of a personal trading application.

For Analysts:

Items
This Security does not fall within my coverage area (or the coverage area of someone reporting to me) during the anticipated period of validity of the pre-clearance approval.
This Security did not fall within your coverage area (or the coverage area of someone reporting to me) any time during the one month period prior to submission of the pre-clearance request.

Regarding this Security, I have not (or someone reporting to me has not) made company visits, etc. (including attending meetings, telephone meetings and information gathering via email, etc.) during the month prior to and ending on the date of a personal trading application.

Note: Please submit a separate Personal Trading Pre-clearance Form for each Covered Security in which you proposed to trade. The effective term of this trading approval is the end of following business day of approval only (in the market in which the security will be traded).

December 2020	F-1-12

Appendix 3

Nikko Asset Management Group

Receipt Acknowledgement and Compliance Certification

Employee Name:	Staff ID:	a
Department Name:	Submission Date:
Employee Signature:

By signing above, I acknowledge that:

(Please check each applicable box)

☐	I have received or been provided access to the Nikko Asset Management Group Personal Trading Policy (the “Policy”) in hard or electronic form and have read and understood it;

☐	I am a new Covered Person submitting this as required by Article 17 or

☐	I (i) have complied with the Policy as applicable throughout the previous calendar year, if this is being submitted as an annual sign-off per Article 19 or have advised the compliance departments of the relevant Nikko AM Group Company of any violations as required by Article 21.

December 2020	F-1-13

Appendix 4

Nikko Asset Management Group

Covered Accounts Disclosure Form

I disclose below any Covered Accounts held by me or one of my Related Persons (i) as of 31st December of the previous year as an annual submission, or (ii) as of the date of my commencement of employment with a NAM Group company (or the day on which I am designated as a Covered Person) as a submission by a new Covered Person, as required by Article 17 or Article 19 of the Nikko Asset Management Group Personal Trading Policy (the “Policy”).

Employee Name:	Staff ID:	a
Department Name:	Submission Date:
Employee Signature:

Check one of the boxes below:

☐	No Covered Accounts are held by me or my Related Persons.

☐	I hereby disclose all the Covered Accounts held by me and/or my Related Persons.

Name of Company at which Account Held
Name of Branch
Account Number
Name of Account Holder
Relationship with Notifying Person
Check one of the boxes below:
☐ No securities are held in this Account
☐ Statement describing all securities held in this Account* (including quantity) is attached.
(Please attach a copy of the document from which the balance of holdings can be confirmed as issued by the financial institution.)
☐ All securities held in this Account* (including quantity) are as follows:
(Please attach a copy of the document from which the balance of holdings can be confirmed as issued by the financial institution.)
Type of Security*	Security Name	Ticker Symbol or Security Code	Quantity (Indicate whether Shares, Units or, in the case of Fixed Income, Face Value)	Market Value (Total)

*	Please describe all securities held in the Covered Account, including not only Covered Securities but also Exempt Securities such as investment trusts, MMF etc.

December 2020	F-1-14

(List of Covered Accounts, continued)

Name of Company at which Account Held
Name of Branch
Account Number
Name of Account Holder
Relationship with Notifying Person
Check one of the boxes below:
☐ No securities are held in this Account
☐ Statement describing all securities held in this Account* (including quantity) is attached.
(Please attach a copy of the document from which the balance of holdings can be confirmed as issued by the financial institution.)
☐ All securities held in this Account* (including quantity) are as follows:
(Please attach a copy of the document from which the balance of holdings can be confirmed as issued by the financial institution.)
Type of Security*	Security Name	Ticker Symbol or Security Code	Quantity (Indicate whether Shares, Units or, in the case of Fixed Income, Face Value)	Market Value (Total)

*	Please describe all securities held in the Covered Account, including not only Covered Securities but also Exempt Securities such as investment trusts, MMF etc.

December 2020	F-1-15

Appendix 5

Nikko Asset Management Group

Report of Opening or Closing of a Covered Account

I report the opening or closing of a Covered Account as required by Article 18 of the Nikko Asset Management Group Personal Trading Policy (the “Policy”).

Employee Name:	Staff ID:	a
Department Name:	Submission Date:
Employee Signature:

Check one of the boxes below and then fill in the information in the appropriate chart:

I am reporting the Opening of the Covered Account listed below.

Name of Company at which Account Held
Name of Branch
Account Number
Name of Account Holder
Relationship with Notifying
Address of Account Holder
Date Account Opened

I am reporting the Closing of the Covered Account listed below.

Name of Company at which Account Held
Name of Branch
Account Number
Name of Account Holder
Relationship with Notifying Person
Address of Account Holder
Date Account Closed

December 2020	F-1-16

Appendix 6

Nikko Asset Management Group

Variance Request Form

I request approval for a variance to the Nikko Asset Management Group Personal Trading Policy in accordance with Article 22. In connection with the requested variance, I certify that it is sought in good faith and, if granted, will not be used to circumvent any of the principles, prohibitions or restrictions contained in the Policy.

Employee Name:	Staff ID:	a
Department Name:	Date of Request:
Employee Signature:

Please explain the specific variance requested, providing all relevant background:

Please explain why the variance is necessary:

To be filled out by Compliance:

☐	The Variance Requested Above is Rejected.

☐	The Variance Requested Above is Approved. Please note that this approval applies to the specific instance described above and does not constitute a blanket approval for this type of situation or similar situations.

Compliance comments, if any:

December 2020	F-1-17